May 16, 2012	Deloitte & Touche LLP 111 S. Wacker Drive Chicago, IL 60606 USA Tel: +1 312 486 1000 Fax: +1 312 486 1486 www.deloitte.com

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of The Middleby Corporation’s Current Report on Form 8-K dated May 16, 2012, and have the following comments:

1.	We agree with the statements made in the first, third, fourth, fifth, sixth, and seventh paragraphs.

2.	We have no basis on which to agree or disagree with the statements made in the second paragraph.

Yours truly,